UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 15, 2014

Sprouts Farmers Market, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36029	32-0331600
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

11811 N. Tatum Boulevard, Suite 2400

Phoenix, Arizona 85028

(Address of principal executive offices and zip code)

(480) 814-8016

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 15, 2014, Sprouts Farmers Market, Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”) to consider and vote upon the following proposals: (1) to elect three Class I directors to serve until the 2017 annual meeting of stockholders or until their successors are duly elected and qualified; (2) to vote on a non-binding advisory resolution to approve the compensation of the Company’s named executive officers for fiscal 2013 (“say-on-pay”); (3) to vote on a non-binding advisory proposal on the frequency of future say-on-pay votes (“say-on-frequency”); and (4) to ratify the appointment of PricewaterhouseCoopers LLP, an independent registered public accounting firm, as the independent auditor of the Company for the fiscal year ending December 28, 2014.

Set forth below are the final voting results for each proposal submitted to a vote of the stockholders at the Annual Meeting. For more information on the following proposals, see the Company’s definitive proxy statement on Schedule 14A, as filed with the Securities and Exchange Commission on March 17, 2014.

Proposal 1: Election of the three Class I directors listed below to serve for a three-year term expiring at the Company’s 2017 annual meeting of stockholders. All director nominees were duly elected.

Nominee	For	Withheld	Broker Non-Votes
Terri Funk Graham	113,083,005	352,145	2,128,883
George G. Golleher	112,492,422	942,728	2,128,883
Steven H. Townsend	112,925,203	509,947	2,128,883

Proposal 2: Advisory vote on the compensation paid to the Company’s named executive officers for fiscal 2013. This proposal was approved.

For	Against	Abstain	Broker Non-Votes
110,790,310	2,563,389	81,451	2,128,883

Proposal 3: Advisory vote on the frequency of future votes on executive compensation. The say-on-frequency option that received the majority of votes cast was “one year”.

One Year	Two Years	Three Years	Abstain	Broker Non-Votes
111,733,960	1,126,895	491,920	80,242	2,128,883

Proposal 4: Ratification of PricewaterhouseCoopers LLP as the Company’s independent auditor. This proposal was approved.

For	Against	Abstain	Broker Non-Votes
115,154,039	391,238	18,756	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPROUTS FARMERS MARKET, INC.

Date:	May 16, 2014	By:	/s/ Brandon F. Lombardi
		Name:	Brandon F. Lombardi
		Title:	Chief Legal Officer and Corporate Secretary